		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended August 31, 2011

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$(5,344,297)	$(5,344,297)
Unrealized Gain (Loss) on Market Value of Futures	2,935,929	2,935,929
Interest Income	9,808	9,808
ETF Transaction Fees	1,750	1,750
Total Income (Loss)	$(2,396,810)	$(2,396,810)

Expenses
Investment Advisory Fee	$363,480	$363,480
Brokerage Commissions	22,093	22,093
Tax Reporting Fees	13,950	13,950
Audit Fees	8,494	8,494
Prepaid Insurance Expense	1,278	1,278
Total Expenses	409,295	409,295
Net Gain (Loss)	$(2,806,105)	$(2,806,105)

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/11	$491,470,192	$491,470,192
Withdrawals	(38,493,447)	(38,493,447)
Net Gain (Loss)	(2,806,105)	(2,806,105)

Net Asset Value End of Period	$450,170,640	$450,170,640
Net Asset Value Per Unit	$66.20

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 8/1/11	7,400,020	7,400,020
Withdrawals	(600,000)	(600,000)
Units Outstanding End of Period 8/31/11	6,800,020	6,800,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended August 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502